                       AMENDMENT NO. 1 TO LEASE AGREEMENT


          THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (this "Amendment") is made as of March 15, 1995 by and between Virtual Funding, Limited Partnership, a Delaware limited partnership (the "Lessor") and Silicon Graphics Real Estate, Inc., a Delaware corporation (the "Lessee").

                              W I T N E S S E T H :

          WHEREAS, the Lessor and the Lessee entered into that certain Agreement for Lease, dated as of November 18, 1993 (the "Agreement for Lease"), pursuant to which the Lessor appointed the Lessee to act as agent for the Lessor in connection with the selection of the Lessor's fee and/or leasehold interests in Unit Premises (as defined in the Agreement for Lease) from time to time, and with the construction of Unit Improvements (as defined in the Agreement for Lease) and the installation of Unit FF&E (as defined in the Agreement for Lease) thereon, if any, and in connection with all matters related to such construction, all as more particularly described in the Agreement for Lease;

          WHEREAS, contemporaneously herewith, the Lessor and the Lessee are entering into Amendment No. 1 to the Agreement for Lease, of even date herewith, which amends the Agreement for Lease in connection with the acquisition by the Lessor and the development and equipping thereof in accordance with the Agreement for Lease, as so amended, of a leasehold interest in the North Charleston Unit (as defined in the Agreement for Lease).

          WHEREAS, the Lessor, as lessor, and the Lessee, as lessee, entered into that certain Lease Agreement (the "Lease"; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Lease), dated as of November 18, 1993, pursuant to which the Lessor agreed to lease or sublease to the Lessee, from time to time, Property and Equipment, all as more particularly described in the Lease; and

          WHEREAS, the Lessor and the Lessee desire to amend the Lease (i) to modify the formula for the calculation of Basic Rent and (ii) in connection with the acquisition by the Lessor of a leasehold interest in the North Charleston Unit.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee hereby agree as follows:

          Section 1. AMENDMENTS TO LEASE. From and after the Effective Date (as hereinafter defined), the Lease shall be and hereby is amended as follows:

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                                        2

          (a)  NEW DEFINITIONS.  The following definitions are hereby added to
Section 1 of the Lease:

               " 'EBITDA/INTEREST RATIO' means, on any date of determination, the ratio, determined as of the end of the Guarantor's most recently ended fiscal quarter on a consolidated basis in accordance with generally accepted accounting principles, of (i) the sum of the Guarantor's earnings before interest expense, depreciation, amortization, rent expense, income taxes and nonrecurring restructuring and merger-related charges for the period of four fiscal quarters ending at the end of such most recently ended fiscal quarter TO (ii) all obligations of the Guarantor paid in such period of four fiscal quarters in respect of interest expense and the Variable Component of Basic Rent.

               'NC SUB-UNIT PARCEL' means a Parcel of Property that has been designated through redesignation of a portion of the North Charleston Property into an NC Sub-Unit (as defined in the Agreement for Lease) in accordance with Section 20 of the Agreement for Lease.

               'NORTH CHARLESTON PROPERTY' means the Parcel of Property located on North Charleston Road, Mountain View, California.

               'REALLOCATION PARCELS' has the meaning set forth in Section 3(h) hereof.

               'TANGIBLE NET WORTH/ADJUSTED ACQUISITION COST RATIO' means, on any date of determination, the ratio of (i) VCF Consolidated Tangible Net Worth on such date to (ii) the aggregate amount on such date of the Adjusted Acquisition Cost of all Property and Equipment.

               'VARIABLE COMPONENT FACTOR' means Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be.

               'VCF CONSOLIDATED TANGIBLE NET WORTH' means, on any date of determination, a sum equal to (i) the amount of Consolidated Tangible Net Worth on such date PLUS (ii) an amount equal to the aggregate amount of consideration paid by the Guarantor on or before such date for repurchases of the Guarantor's capital stock; provided, however, that such amount referred to in this clause (ii) shall not include any amount in excess of $250 million for such repurchases in any fiscal year of the Guarantor."

          (b)  AMENDMENTS TO DEFINED TERMS.   (i)   The second sentence of the
definition of "Assignee" set forth in Section 1 of the Lease is hereby deleted in its entirety and the following substituted therefor:

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                                        3

          "For purposes of paragraph (k) of Section 2, clauses (i), (iv) and (v) of paragraph (f) of Section 10, Section 11, and Section 33 hereof, the term "Assignee" shall include any lender to the Lessor or other Person providing credit support to the Lessor pursuant to the Credit Agreement."

          (ii) Clause (iii) of paragraph (a) of the definition of "Basic Rent" set forth in Section 1 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(iii) the decimal equivalent of a percentage (which percentage will be based upon the Variable Component Factor) as follows: if the Variable Component Factor is Level 1, the percentage shall be 0.455% during the Initial Term and 0.45% during the Extended Term; if the Variable Component Factor is Level 2, the percentage shall be 0.505% during the Initial Term and 0.50% during the Extended Term; if the Variable Component Factor is Level 3, the percentage shall be 0.61% during the Initial Term and 0.60% during the Extended Term; if the Variable Component Factor is Level 4, the percentage shall be 0.817% during the Initial Term and 0.80% during the Extended Term; if the Variable Component Factor is Level 5, the percentage shall be 1.237% during the Initial Term and 1.20% during the Extended Term), plus (A) the weighted average bond yield equivalent percentage cost per annum (including as part of such cost any fees for a letter or letters of credit, any facility, commitment or other fees under a revolving credit agreement and any dealer discount or placement agency commission payable by the Lessor in respect of its Commercial Paper) on all Commercial Paper of the Lessor issued to finance or refinance the acquisition and ownership of Property and Equipment outstanding at any time during the period from and including the 16th day of the preceding calendar month to and including the 15th day of the calendar month for which Basic Rent is being computed (the "Computation Period"), or (B) if no such Commercial Paper of the Lessor is outstanding during the Computation Period, the Lessor's weighted average percentage cost per annum (including, without duplication, any interest accruing at a default rate, any facility, commitment or other fees under a revolving credit agreement) of other borrowings outstanding at any time during the Computation Period for which Basic Rent is being computed to finance or refinance the acquisition and ownership of Property or Equipment or (C) if both Commercial Paper and other borrowings are outstanding at any time during the Computation Period for which Basic Rent is being computed, a weighted average blended rate based on the calculations referred to in clauses (A) and
                  (B) above;"

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                                        4


          (iii) The definition of "Level 2" set forth in Section 1 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          " 'LEVEL 2' means when all of following conditions are met:

          (i)     the conditions for Level 1 are not met;

          (ii) VCF Consolidated Tangible Net Worth is $950 million or greater;

          (iii) the Tangible Net Worth/Adjusted Acquisition Cost Ratio is 5.0 or greater TO 1.0; and

          (iv)    the EBITDA/Interest Ratio is 13.0 or greater TO 1.0."

          (iv) The definition of "Level 3" set forth in Section 1 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          " 'LEVEL 3' means when all of the following conditions are met:

          (i) the conditions for Level 1 are not met and the conditions for Level 2 are not met;

          (ii) VCF Consolidated Tangible Net Worth is $800 million or greater;

          (iii) the Tangible Net Worth/Adjusted Acquisition Cost Ratio is 4.0 or greater TO 1.0; and

          (iv)    the EBITDA/Interest Ratio is 10.0 or greater TO 1.0."

          (v) The definition of "Level 4" set forth in Section 1 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          " 'LEVEL 4' means when all of the following conditions are met:

          (i) the conditions for Level 1 are not met, the conditions for Level 2 are not met and the conditions for Level 3 are not met;

          (ii) VCF Consolidated Tangible Net Worth is $650 million or greater;

          (iii) the Tangible Net Worth/Adjusted Acquisition Cost Ratio is 3.0 or greater TO 1.0; and

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                                        5


          (iv)    the EBITDA/Interest Ratio is 7.5 or greater TO 1.0."

          (vi) The definition of "Level 5" set forth in Section 1 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          " 'LEVEL 5' means when the conditions for Level 1 are not met, the conditions for Level 2 are not met, the conditions for Level 3 are not met and the conditions for Level 4 are not met."

          (c)     AMENDMENTS TO SECTION 2 OF THE LEASE.   (i)   Clause (i) of
paragraph (h) of Section 2 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(i)    promptly, and in any event not more than 100 days after the end of the fiscal year of the Guarantor, copies of the Guarantor's Annual Reports on Form 10-K and promptly, and in any event not more than 60 days after the end of each fiscal quarter of the Guarantor, copies of the Guarantor's Quarterly Reports on Form 10-Q (in each case accompanied by a certificate of a Responsible Officer of the Guarantor setting forth calculations of (x) the Guarantor's Consolidated Tangible Net Worth and VCF Consolidated Tangible Net Worth, (y) the Tangible Net Worth/Adjusted Acquisition Cost Ratio and (z) the EBITDA/Interest Ratio, in each case as of the end of the fiscal year or fiscal quarter, as the case may be, to which such Report pertains) and promptly, any reports on Form 8-K the Guarantor files with the Securities and Exchange Commission,"

          (ii) Paragraph (i) of Section 2 of the Lease Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(i)    Organization.  Silicon Graphics Real Estate, Inc., a
     California corporation ("SGREI-CA") was organized on May 6, 1993, for purposes unrelated to this transaction. The Lessee was organized on November 12, 1993 to effect a reincorporation of SGREI-CA as a Delaware corporation. SGREI-CA was merged into the Lessee on March 31, 1994, whereupon the Lessee by operation of law succeeded to all of SGREI-CA's rights and obligations."

          (d)     AMENDMENTS TO SECTION 3 OF THE LEASE.   The following
paragraphs are hereby added as new paragraphs at the end of Section 3 of the
Lease:

          "(g)    With respect to any Parcel of Property acquired and built
     pursuant to the Agreement for Lease which is an NC Sub-Unit Parcel, at such time as the North Charleston Property is further split into one or more NC Sub-Unit Parcels pursuant to Section 20 of the Agreement for Lease, the Lessee shall deliver to the Lessor either (i) a

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                                        6

     restated AFL Unit Leasing Record for such NC Sub-Unit Parcel, reflecting the restated Unit Acquisition Cost therefor, or (ii) a written statement that the Unit Acquisition Cost set forth in the AFL Unit Leasing Record for such NC Sub-Unit Parcel remains unmodified.

          (h) In the event that under and pursuant to the Section 20 of the Agreement for Lease, the North Charleston Property was split into one or more NC Sub-Unit Parcels (such NC Sub-Unit Parcels, together with the remaining portion of the North Charleston Property, are referred to herein, collectively, as the "Reallocation Parcels"), the Lessee may deliver to the Lessor, within six (6) months of the Effective Date of the last Reallocation Parcel, a revised AFL Unit Leasing Record for one or more Reallocation Parcels setting forth for each respective Reallocation Parcel the actual amounts expended by the Lessee with respect to such Reallocation Parcel while it was subject to the Agreement for Lease for items included in the aggregate Unit Budgets (as defined in the Agreement for Lease), as the same may have been previously adjusted pursuant to Section 3(f) hereof, for the Reallocation Parcels. The Lessor shall execute the revised AFL Unit Leasing Record to reflect the increase or decrease, as the case may be, in the Acquisition Cost of the respective Reallocation Parcels within seven (7) Business Days of its receipt thereof from the Lessee."

          (e)     AMENDMENTS TO SECTION 18 OF THE LEASE.   (i)   Paragraph (f)
of Section 18 of the Lease is hereby deleted in its entirety and the following substituted therefor:

          "(f)    Any indebtedness (including, without limitation, lease
     obligations which are shown on the balance sheet of the Lessee or Guarantor or which relate to sale-leaseback transactions) of the Lessee or Guarantor in excess of $15,000,000 in the aggregate under an instrument or agreement evidencing indebtedness in excess of $15,000,000 in the aggregate (A) shall become or be declared to be due and payable prior to its stated maturity and shall not be paid when due or (B) shall not be paid when due; or"

          (ii) Paragraph (j) of Section 18 of the Lease is hereby amended in its entirety and the following substituted therefor:

          "(j)    The Guarantor defaults in any obligation under the Guarantee which default continues after the period of any grace period granted to the Lessee hereunder in respect of such guaranteed obligation; the Guarantor defaults in its obligations set forth in paragraph (a), (b) or (c) of
     Section 11 of the Guarantee and such default continues for twenty (20) Business Days after notice thereof by the Lessor to the Guarantor; or the Guarantor defaults in its obligations set forth in paragraph (d), (e) or
     (f) of Section 11 of the Guarantee and such default continues for ten (10) Business Days after notice thereof by the Lessor to the Guarantor; or"

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                                        7

          (f)     AMENDMENT TO SECTION 29 OF THE LEASE.    Section 29 of the
Lease is hereby amended by adding the following paragraph (f) to the end thereof:

          "(f)    With respect to the North Charleston Property, the Lessor
     acknowledges and agrees that for purposes of this Lease and the Agreement for Lease the Ground Lease for such Property shall consist of the Ground Sublease Agreement, dated as of March 15, 1995, between the Lessee and the Lessor, a copy of which is attached as Exhibit L to the Agreement for Lease, and the Lessor further acknowledges and agrees that such Ground Sublease Agreement, subject to the Lessee's compliance with the covenants set forth in Section 2(b) thereof, shall be deemed to be a Mortgageable Ground Lease for purposes of this Lease and the Agreement for Lease."

          Section 2.     EFFECTIVE DATE.   This Amendment shall be effective on
the date (the "Effective Date") on which each of the following conditions precedent have been satisfied:

          (a) The Lessor, The Dai-Ichi Kangyo Bank, Ltd., New York Branch, as L/C Bank and as Agent and the banks party thereto, shall have entered into that certain Amendment No. 1 to Credit Agreement, dated as of March 15, 1995, and the same shall have become effective.

          (b) The Guarantor shall have entered into that certain Amendment No. 1 to Guaranty, dated as March 15, 1995, for the benefit of the Lessor.

          (c) The Lessor and the Lessee shall have entered into that certain Amendment No. 1 to Agreement for Lease, dated of even date herewith.

          Section 3.     REPRESENTATIONS AND WARRANTIES.   The Lessee represents
and warrants to the Lessor as of the Effective Date that:

          (a)     FINANCIAL STATEMENTS.   The Lessee has caused to be furnished
to the Lessor Guarantor's Annual Report on Form 10-K for the year ended June 30, 1994 and Guarantor's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994 and December 31, 1994, respectively. The financial statements contained in such documents fairly present the financial position, results of operations and statements of cash flow of Guarantor as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (b)     CONTINUING REPRESENTATIONS.   All representations and
warranties made in the Agreement for Lease and in the Lease are and remain true and correct on and as of the Effective Date as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate specifically to an earlier date.

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                                        8

          Section 4.     NO RECOURSE.   The provisions of Section 31 of the
Lease are applicable to this Amendment.

          Section 5.     GENERAL CONDITIONS.

          (a)     GOVERNING LAW.   This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York applicable to contracts made and intended to be wholly performed within the State of York.

          (b)     CAPTIONS.   The captions in this Amendment are for convenience
of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          (c)      SEVERABILITY.   In the event any one or more of the
provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment and this Amendment shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

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                                        9

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                   Virtual Funding, Limited Partnership by
                                   Virtual Capital, Inc., its
                                   General Partner

                                   By  /s/ Teresa A. Miles
                                       --------------------------
                                     Name:  Teresa Miles
                                     Title: Vice President and
                                            Assistant Secretary


                                   Silicon Graphics Real Estate, Inc.


                                   By  /s/ Tom Oswold
                                       --------------------------
                                     Name:  Tom Oswold
                                     Title: Vice President, Finance